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                                                                     EXHIBIT 5.1

                       OPINION OF HUGHES & LUCE, L.L.P.

                               October 16, 1998

Waddell & Reed Financial, Inc.
6300 Lamar Avenue
Overland Park, Kansas  66202

          Re: Registration Statement on Form S-8 for the 1998 Executive Deferred Compensation Stock Option Plan, 1998 Non-Employee Director Stock Option Plan and 1998 Stock Incentive Plan

Ladies and Gentlemen:

          We have acted as counsel to Waddell & Reed Financial, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 16,300,000 shares (the "Shares") of the Company's Class A common stock, $.01 par value per share (the "Common Stock"), issuable under the 1998 Executive Deferred Compensation Stock Option Plan, 1998 Non-Employee Director Stock Option Plan and 1998 Stock Incentive Plan (collectively, the "Plans"). The Shares are being registered pursuant to a registration statement on Form S-8 to be filed with the Securities and Exchange Commission on or about October 16, 1998 (the "Registration Statement").

          In rendering this opinion, we have examined and relied upon executed originals, counterparts or copies of such documents, records and certificates (including certificates of public officials and officers of the Company) as we considered necessary or appropriate for enabling us to express the opinions set forth herein. In all such examinations, we have assumed the authenticity and completeness of all documents submitted to us as originals and the conformity to originals and completeness of all documents submitted to us as photostatic, conformed, notarized or certified copies.

          Based on the foregoing, we are of the opinion that the Shares will be, if and when issued in accordance with the terms of the Plans, validly issued, fully paid and nonassessable, assuming the Company maintains an adequate number of authorized but unissued shares of Common Stock available for such issuance, and further assuming that the consideration actually received by the Company for the Shares exceeds the par value thereof.

          This opinion may be filed as an exhibit to the Registration Statement. We also consent to the reference to this firm as having passed on the validity of the Common Stock under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                  Very truly yours,

                                  /s/ HUGHES & LUCE, L.L.P.